SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 11, 2002

ANCHOR GAMING

(Exact name of registrant as specified in its charter)

Nevada	001-23124	88-0304253

(State or Other Jurisdiction of Formation)	(Commission File Number)	(I.R.S. Employer Identification Number)

815 Pilot Road, Suite G, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 896-7568

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Item 8. Change in Fiscal Year.
SIGNATURES

Item 8. Change in Fiscal Year.

     Anchor Gaming, a Nevada corporation (the “Company”), has changed its fiscal year end from June 30 to the Saturday closest to June 30, with this change effective for fiscal 2002 so that the last day of fiscal 2002 will be Saturday, June 29, 2002. The end of the third quarter of fiscal 2002 will be March 30, 2002. The transition period will be covered in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANCHOR GAMING (Registrant)

Date: February 25, 2002	By:	/s/ Thomas J. Matthews

Name: Thomas J. Matthews Its: President and Chief Executive Officer

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